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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-125623, 333-101528, 333-55682 and 333-69775 of Corgenix Medical Corporation on Form S-8 of our report dated September 24, 2008 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-KSB of Corgenix Medical Corporation for the years ended June 30, 2008 and 2007.

HEIN & ASSOCIATES LLP

Denver, Colorado
September 24, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM